UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2012

UNIVERSAL HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10765	23-2077891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Universal Corporate Center 367 South Gulph Road King of Prussia, Pennsylvania		19406
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 768-3300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 21, 2012, Universal Health Services, Inc. entered into a Second Amendment to its credit agreement, dated as of November 15, 2010, as amended on March 15, 2011, among Universal Health Services, Inc., a Delaware corporation (the borrower), the several banks and other financial institutions from time to time parties thereto (the lenders), JPMorgan Chase Bank, N.A., as administrative agent and the other agents party thereto. The Second Amendment is effective on September 21, 2012.

The Second Amendment provides for a new $900 million Term Loan-A (“Term Loan A-2”) with a final maturity date of August 15, 2016 and extends the maturity date on the majority of the existing revolving credit facility and Term Loan-A by nine months to mature on August 15, 2016. The Second Amendment also provides for increased flexibility for refinancing and certain other modifications but substantially all other terms of the Credit Agreement as previously amended, including interest rates, remain unchanged.

We used $700 million of the proceeds from the new Term Loan A-2 to repay our higher priced, existing Term Loan-B facility. Current pricing under the new Term Loan A-2 is 100 basis points lower than the Term Loan-B facility and does not include a LIBOR floor whereas the Term Loan-B facility has a 1% LIBOR floor. The remainder of the new Term Loan A-2 was used to pay transaction related fees and expenses and to repay other floating rate debt.

The foregoing description of the Second Amendment is a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment which is filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in response to Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On September 21, 2012, we issued a press release announcing the Second Amendment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Credit Agreement, dated as of November 15, 2010 and amended and restated as of September 21, 2012, by and among Universal Health Services, Inc. (the borrower), the several lenders from time to time parties thereto, Credit Agricole Corporate and Investment Bank, Mizuho Corporate Bank LTD., Royal Bank of Canada and The Royal Bank of Scotland PLC (as co-documentation agents), Bank of Tokoyo-Mitsubishi UFJ Trust Company, Bank of America N.A. and Suntrust Bank (as co-syndication agents), and JPMorgan Chase Bank, N.A. (as administrative agent).

10.2	Second Amendment, dated as of September 21, 2012, to the Credit Agreement, dated as of November 15, 2010 (as amended from time to time), among Universal Health Services, Inc., a Delaware corporation, the several banks and other financial institutions from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent and the other agents party thereto.

99.1	Press Release issued by Universal Health Services, Inc. dated September 21, 2012.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL HEALTH SERVICES, INC.

Date: September 26, 2012	By:	/s/ Steve Filton
Steve Filton
Senior Vice President and Chief Financial Officer

Exhibit Index

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Credit Agreement, dated as of November 15, 2010 and amended and restated as of September 21, 2012, by and among Universal Health Services, Inc. (the borrower), the several lenders from time to time parties thereto, Credit Agricole Corporate and Investment Bank, Mizuho Corporate Bank LTD., Royal Bank of Canada and The Royal Bank of Scotland PLC (as co-documentation agents), Bank of Tokoyo-Mitsubishi UFJ Trust Company, Bank of America N.A. and Suntrust Bank (as co-syndication agents), and JPMorgan Chase Bank, N.A. (as administrative agent).

10.2	Second Amendment, dated as of September 21, 2012, to the Credit Agreement, dated as of November 15, 2010 (as amended from time to time), among Universal Health Services, Inc., a Delaware corporation, the several banks and other financial institutions from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent and the other agents party thereto.

99.1	Press Release issued by Universal Health Services, Inc. dated September 21, 2012.